Exhibit 99.1


                      FEDERAL DEPOSIT INSURANCE CORPORATION

                                WASHINGTON, D.C.

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                                         )
                                         )
In the Matter of                         )
                                         )              SUPERVISORY
TEMECULA VALLEY BANK                     )              PROMPT CORRECTIVE
TEMECULA, CALIFORNIA                     )              ACTION DIRECTIVE
                                         )
(INSURED STATE NONMEMBER BANK)           )              FDIC-09--280PCAS
                                         )
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     WHEREAS, Temecula Valley Bank, Temecula, California (the "Bank") is a
significantly undercapitalized depository institution as that term is defined in
Section 38(b)(1) of the Federal Deposit Insurance Act ("Act"), 12 U.S.C. ss.1831o(b)(1), and Section 325.103 of the Federal Deposit Insurance Corporation ("FDIC") Rules and Regulations, 12 C.F.R. ss.325.103;

     WHEREAS, pursuant to a letter dated April 8, 2009, notifying the Bank of its undercapitalized capital category, the FDIC required the Bank to submit an acceptable capital restoration plan to the FDIC by May 22, 2009;

     WHEREAS, the Bank submitted a capital restoration plan on May 12, 2009 which the FDIC determined was unacceptable pursuant to section 38(e)(2) of the Act, 12 U.S.C. ss.1831o(e)(2), and section 325.104 of the FDIC Rules and Regulations, 12 C.F.R. ss. 325.104;

     WHEREAS, based on the Bank's Consolidated Report of Condition and Income (Call Report) as of March 31, 2009, the FDIC sent a letter to the Bank dated May 28, 2009 notifying the Bank of its deterioration to a significantly undercapitalized capital category;

     WHEREAS, the Bank's condition continues to deteriorate;

     WHEREAS, the Bank's management has not demonstrated the ability to return the Bank to a safe and sound condition;


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     WHEREAS, the Bank's unacceptable capital plan and deteriorating condition and management's inability to return the Bank to a safe and sound condition require that prompt corrective action be taken immediately.

     WHEREAS, the actions in this directive are necessary to carry out the purposes of Setion 38 of the Act including Section 38(e)(5), 12 U.S.C. 1831o(e)(5);

     THEREFORE, the FDIC finds it necessary, in order to carry out the purposes of Section 38 of the Act, to issue this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE without providing notice as set forth in Section 308.201(a)(1) of the FDIC's Rules of Practice and Procedure, 12 C.F.R. ss.308.201(a)(1), and hereby issues this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE pursuant to Section 38 of the Act, 12 U.S.C. ss.1831o, and Section 308.201(a)(2) of the FDIC's Rules of Practice and Procedure, 12 C.F.R. ss.308.201(a)(2).

                 SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE
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     IT IS HEREBY DIRECTED, that within 30 days of the effective date of this
Directive, the Bank shall take on or both of the following actions to recapitalize the Bank:

     1. The Bank shall sell enough voting shares or obligations of the Bank so that the Bank will be adequately capitalized after the sale; and/or

     2. The Bank shall accept an offer to be acquired by a depository institution holding company or to combine with another insured depository institution;

     FURTHER DIRECTED, that during the period this Directive is in effect, the Bank shall not accept, renew or rollover any brokered deposits as defined in section 337.6(a)(2) of the FDIC Rules and Regulations, 12 C.F.R. ss.
337.6(a)(2);

     FURTHER DIRECTED, that during the period this Directive is effective, the Bank shall restrict the interest rates that the Bank pays on deposits to comply with the interest rate restrictions in section 337.6 of the FDIC Rules and Regulations, 12 C.F.R. ss. 337.6;


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     FURTHER DIRECTED, that during the period this Directive is in effect, the
Bank shall not permit its average total assets during any calendar quarter to exceed its average total assets during the preceding calendar quarter;

     FURTHER DIRECTED, that during the period this Directive is in effect, the Bank shall make no capital distributions or dividend payments to its parent or any affiliate of the Bank or its parent, nor shall the Bank pay any bonuses to, or increase the compensation of, any director or officer of the Bank without prior written approval from the FDIC. The term "capital distribution" shall be defined as at Section 38(b)(2)(B) of the Act (12 U.S.C. ss. 1831o(b)(2)(B));

     FURTHER DIRECTED, that during the period this Directive is in effect, the Bank shall comply with Section 23A of the Federal Reserve Act as if subsection
(d)(1) of that section (exempting transactions with certain affiliated institutions) did not apply;

     FURTHER DIRECTED, that during the period this Directive is in effect, the Bank shall not engage in branching and shall solicit the FDIC's prior written approval to relocate, sell or dispose of any existing branch;

     FURTHER DIRECTED, that the provisions of this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE shall not affect the obligations of the Bank pursuant to any other action issued against the Bank by the FDIC;

     FURTHER DIRECTED, that this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE shall become effective immediately upon its receipt by the Bank.

     Each provision of this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE shall be binding upon the Bank, its directors, officers, employees, agents, successors, assigns, and other institution-affiliated parties of the Bank.


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     Each provision of this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE shall remain effective and enforceable until the Bank has been adequately capitalized on average for four (4) consecutive calendar quarters, except to the extent that any provision shall be modified, terminated, suspended, or set aside by the FDIC.

     The Bank may file a written appeal of this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE within fourteen (14) calendar days from the date of the issuance of this Directive as provided in section 308.201(a)(2) of the FDIC's Rules of Practice and Procedure, 12 C.F.R. ss.308.201(a)(2). The appeal shall be filed with Stan Ivie, Regional Director, Federal Deposit Insurance Corporation, San Francisco Regional Office, 25 Jessie Street at Ecker Square, San Francisco, California 94105, with a copy to Joseph J Sano, Regional Counsel, Federal Deposit Insurance Corporation, San Francisco Regional Office, 25 Jessie Street at Ecker Square, San Francisco, California 94105.

     Pursuant to delegated authority. Dated this 15th day of June, 2009.


                                  /s/ J. George Doerr
                                  ----------------------------------------------
                                  J. George Doerr
                                  Deputy Regional Director
                                  Divison of Supervision and Consumer Protection


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